EXHIBIT 10.1
                             COMPENSATION AGREEMENT

      This Compensation Agreement is dated as of January 26, 2006 by and between Optigenex Inc., a Delaware corporation (the "Company") and Gregory Sichenzia (the "Consultant"), a member of Sichenzia Ross Friedman Ference LLP.

      WHEREAS, the Company has requested the Consultant to provide the Company with legal services in connection with their business, and the Consultant has agreed to provide the Company with such legal services; and

      WHEREAS, the Company wishes to compensate the Consultant with shares of its common stock for such services rendered;

      NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. The Company will issue to the Consultant, from time to time upon request of the Consultant to the Company, subject to the limitations set forth in Section 3 herein, an aggregate of 100,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock"). Subsequent to the filing of a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares, as set forth in Section 2 below, the shares of Common Stock to be issued shall represent consideration for services to be performed by the Consultant on behalf of the Company.

2. The above compensation shall be registered using a Form S-8. The Company shall file such Form S-8 with the Securities and Exchange Commission within 30 days of the execution of this agreement.

3. Notwithstanding anything contained herein to the contrary, in no event shall the Consultant be entitled to receive a number of shares of Common Stock of which the sum of the number of shares of Common Stock beneficially owned by the Consultant and its affiliates would result in beneficial ownership by the Consultant and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder.

      IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

                                                     OPTIGENEX INC.
                                                     /s/ Anthony Bonelli
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                                                     /s/ Gregory Sichenzia
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